Exhibit 99.1

Cetus Capital Acquisition Corp. Announces the Separate Trading of its Class A Common Stock, Rights and

Warrants, Commencing March 24, 2023

Newark, DELAWARE – March 24, 2023 (GLOBE NEWSWIRE) – Cetus Capital Acquisition Corp. (Nasdaq: CETUU) (the “Company”), a blank check company incorporated in Delaware, today announced that commencing March 24, 2023, holders of the units sold in the Company’s initial public offering completed on February 3, 2023, may elect to separately trade the shares of Class A common stock, rights and warrants included in such units on The Nasdaq Capital Market (“Nasdaq”).

The shares, rights and warrants that are separated will trade on Nasdaq under the symbols “CETU,” “CETUR” and “CETUW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “CETUU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A common stock, rights and warrants.

The units were initially offered by the Company in an underwritten offering. EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acted as the sole book-running manager for the offering. A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 31, 2023. The offering was made only by means of a prospectus, copies of which may be obtained from EF Hutton, division of Benchmark Investments LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cetus Capital Acquisition Corp.

The Company is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although the Company’s efforts to identify a target business will not be limited to any particular industry or geographic region, the Company will not consider or undertake a business combination with an entity or business that is based in, or that has its principal or a majority of its business operations (either directly or through any subsidiaries) in, the People’s Republic of China, including Hong Kong and Macau, and it will not consummate its initial business combination with an entity or business with China operations consolidated through a variable interest entity (“VIE”) structure. However, the Company intends to focus its search for a target business in the industrials, information technology and Internet-of-Things industries with an intention to initially prioritize Taiwan. The Company is led by Chung-Yi Sun, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the Company’s search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contact:

Chung-Yi Sun

Chief Executive Officer

Email: jack.cy.sun@cetuscorp.com